EXECUTION VERSION

AMENDMENT NO. 3 TO LOAN FINANCING AND SERVICING AGREEMENT, dated as of September 20, 2019 (this “Amendment”), among OCSI Senior Funding Ltd., as borrower (the “Borrower”), Oaktree Strategic Income Corporation, as servicer (the “Servicer”) and Deutsche Bank AG, New York Branch (“DBNY”), as facility agent (in such capacity, the “Facility Agent”) and as a committed lender (in such capacity, a “Lender”).

WHEREAS, the Borrower, Oaktree Strategic Income Corporation, as equityholder, the Servicer, Wells Fargo Bank, National Association, as collateral agent and collateral custodian, the Facility Agent and each Lender party thereto are party to the Loan Financing and Servicing Agreement, dated as of September 24, 2018 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, the Borrower, the Servicer and the Facility Agent have agreed to amend the Loan Agreement in accordance with Section 17.2 of the Loan Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1.    Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

Amendments to the Loan Agreement

SECTION 2.1. As of the date of this Amendment, the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto.

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ARTICLE III

Conditions to Effectiveness

SECTION 3.1.    This Amendment shall become effective as of the date hereof upon satisfaction of the following conditions:

(a)     the execution and delivery of this Amendment by each party hereto;
and
(b) the Facility Agent’s receipt of (i) the signed legal opinion of Walkers, counsel to the Borrower, in form and substance acceptable to the Facility Agent in its reasonable discretion, (ii) a good standing certificate for the Borrower issued by the applicable Official Body of its jurisdiction of organization and (iii) satisfactory evidence that the Borrower has obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby.

ARTICLE IV

Representations and Warranties

SECTION 4.1. The Borrower hereby represents and warrants to the Facility Agent that, as of the date first written above, (i) no Event of Default, Unmatured Event of Default, Servicer Default or Unmatured Servicer Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3. Ratification. Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

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SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.6.    No Proceedings; Limited Recourse. The provisions of Sections
17.11 and 17.12 of the Loan Agreement are incorporated herein mutatis mutandis.
[Signature pages follow]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

OCSI SENIOR FUNDING LTD., as Borrower
By: /s/ Dianne Farjallah
Name: Dianne Farjallah
Title: Director

[Signature Page to Amendment No. 3 to Loan Financing and Servicing Agreement]

OAKTREE STRATEGIC INCOME CORPORATION, as Servicer

By:	/s/ Mary Gallegly Name: Mary Gallegly Title: Secretary

[Signature Page to Amendment No. 3 to Loan Financing and Servicing Agreement]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent

By:	/s/ Steven Flowers Name: Steven Flowers Title: Director

By:	/s/ Andrew Goldsmith Name: Andrew Goldsmith Title: Vice President

[Signature Page to Amendment No. 3 to Loan Financing and Servicing Agreement]

Appendix A

EXECUTION VERSION Conformed through Amendment No. ~~2~~3

LOAN FINANCING AND SERVICING AGREEMENT

dated as of September 24, 2018

OCSI SENIOR FUNDING LTD. as Borrower

OAKTREE STRATEGIC INCOME CORPORATION
as Equityholder,

OAKTREE STRATEGIC INCOME CORPORATION
as Servicer,

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent

THE OTHER AGENTS PARTIES HERETO,

and

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TABLE OF CONTENTS

Page

ARTICLE I    DEFINITIONS     ________________________________________1

Section 1.1    Defined Terms     1

Section 1.2    Other Definitional Provisions     50

ARTICLE II    THE FACILITY, ADVANCE PROCEDURES AND
NOTES      51

Section 2.1    Advances _    51

Section 2.2    Funding of Advances     ~~51~~52

Section 2.3    Notes     _________________________________________53

Section 2.4    Repayment and Prepayments     53

Section 2.5    Permanent Reduction of Facility Amount     54

Section 2.6    Extension of Revolving Period     54

Section 2.7    Calculation of Discount Factor     54

Section 2.8    Increase in Facility Amount     ~~55~~56

Section 2.9    Defaulting Lenders     56

ARTICLE III    YIELD, UNDRAWN FEE, ETC 57

Section 3.1    Yield and Undrawn Fee     57

Section 3.2    Yield Distribution Dates     57

Section 3.3    Yield Calculation     57

Section 3.4    Computation of Yield, Fees, Etc     ~~57~~58

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ARTICLE IV    PAYMENTS; TAXES     58

Section 4.1    Making of Payments     58

Section 4.2    Due Date Extension     58

Section 4.3    Taxes      58

ARTICLE V    INCREASED COSTS, ETC     62

Section 5.1    Increased Costs, Capital Adequacy     62

ARTICLE VI    EFFECTIVENESS; CONDITIONS TO ADVANCES     64

Section 6.1    Effectiveness     64

Section 6.2    Advances and Reinvestments     66

Section 6.3    Transfer of Collateral Obligations and Permitted
Investments     68

ARTICLE VII    ADMINISTRATION AND SERVICING OF COLLATERAL
OBLIGATIONS     ______________________________________69

Section 7.1    Retention and Termination of the Servicer____________69

Section 7.2    Resignation and Removal of the Servicer; Appointment of
Successor Servicer     69

Section 7.3    Duties of the Servicer     71

Section 7.4    Representations and Warranties of the Servicer     72

Section 7.5    Covenants of the Servicer     ~~74~~75

Section 7.6    Servicing Fees; Payment of Certain Expenses by
Servicer ~~77~~78

Section 7.7    Collateral Reporting     ____ _78

Section 7.8    Notices ____________________ ___________________78

Section 7.9    Procedural Review of Collateral Obligations; Access to
Servicer and Servicer’s Records     78

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Section 7.10    Optional Sales     ~~79~~80

Section 7.11    Repurchase or Substitution of Warranty Collateral
Obligations     81

Section 7.12    Servicing of REO Assets     ~~81~~82

ARTICLE VIII    ACCOUNTS; PAYMENTS     83

Section 8.1    Accounts     83

Section 8.2    Excluded Amounts     85

Section 8.3    Distributions, Reinvestment and Dividends     ~~85~~86

Section 8.4    Fees      ~~88~~89

Section 8.5    Monthly Report     ~~88~~89

ARTICLE IX    REPRESENTATIONS AND WARRANTIES OF THE
BORROWER      ~~89~~90

Section 9.1    Organization and Good Standing     ~~89~~90

Section 9.2    Due Qualification     90

Section 9.3    Power and Authority     90

Section 9.4    Binding Obligations     90

Section 9.5    Security Interest     90

Section 9.6    No Violation     91

Section 9.7    No Proceedings     ~~91~~92

Section 9.8    No Consents     ~~91~~92

Section 9.9    Solvency     92

Section 9.10    Compliance with Laws     92

Section 9.11    Taxes      92

Section 9.12    Monthly Report     ~~92~~93

Section 9.13    No Liens, Etc     ~~92~~93

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Section 9.14    Information True and Correct     93

Section 9.15    Bulk Sales     ~~93~~94

Section 9.16    Collateral      ~~93~~94

Section 9.17    Selection Procedures     ~~93~~94

Section 9.18    Indebtedness     ~~93~~94

Section 9.19    No Injunctions     94

Section 9.20    No Subsidiaries     94

Section 9.21    ERISA Compliance     94

Section 9.22    Investment Company Status     94

Section 9.23    Set-Off, Etc     ~~94~~95

Section 9.24    Collections     ~~94~~95

Section 9.25    Value Given     95

Section 9.26    Use of Proceeds     95

Section 9.27    Separate Existence     95

Section 9.28    Transaction Documents     95

Section 9.29    Anti-Terrorism, Anti-Money Laundering     ~~95~~96

Section 9.30    Anti-Bribery and Corruption     ~~96~~97

ARTICLE X    COVENANTS      97

Section 10.1    Protection of Security Interest of the Secured Parties     97

Section 10.2    Other Liens or Interests     98

Section 10.3    Costs and Expenses     98

Section 10.4    Reporting Requirements     ~~98~~99

Section 10.5    Separate Existence     99

Section 10.6    Hedging Agreements     101

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Section 10.7    Tangible Net Worth     103

Section 10.8    Taxes      103

Section 10.9    Merger, Consolidation, Etc     ~~103~~104

Section 10.10    Deposit of Collections     ~~103~~104

Section 10.11    Indebtedness; Guarantees     104

Section 10.12    Limitation on Purchases from Affiliates     104

Section 10.13    Documents     104

Section 10.14    Preservation of Existence     104

Section 10.15    Limitation on Investments     ~~104~~105

Section 10.16    Distributions     ~~104~~105

Section 10.17    Performance of Borrower Assigned Agreements     105

Section 10.18    Reserved     105

Section 10.19    Further Assurances; Financing Statements     105

Section 10.20    Obligor Payment Instructions     106

Section 10.21    Delivery of Collateral Obligation Files     106

Section 10.22    Collateral Obligation Schedule     ~~106~~107

Section 10.23    Notice to Specified Obligors     ~~106~~107

Section 10.24    Risk Retention     ~~106~~107

Section 10.25    Moody’s RiskCalc     109

Section 10.26    Repurchase of Preference Shares     109

Section 10.27    Ineligible Collateral     109

ARTICLE XI    THE COLLATERAL AGENT     109

Section 11.1    Appointment of Collateral Agent     109

Section 11.2    Monthly Reports     ~~109~~110

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Section 11.3    Collateral Administration     110

Section 11.4    Removal or Resignation of Collateral Agent     113

Section 11.5    Representations and Warranties     114

Section 11.6    No Adverse Interest of Collateral Agent     114

Section 11.7    Reliance of Collateral Agent     114

Section 11.8    Limitation of Liability and Collateral Agent Rights     115

Section 11.9    Tax Reports     117

Section 11.10    Merger or Consolidation     ~~117~~118

Section 11.11    Collateral Agent Compensation     118

Section 11.12    Anti-Terrorism Laws     118

ARTICLE XII    GRANT OF SECURITY INTEREST     118

Section 12.1    Borrower’s Grant of Security Interest     118

Section 12.2    Borrower Remains Liable     120

Section 12.3    Release of Collateral     120

ARTICLE XIII    EVENTS OF DEFAULT     121

Section 13.1    Events of Default     121

Section 13.2    Effect of Event of Default     123

Section 13.3    Rights upon Event of Default     123

Section 13.4    Collateral Agent May Enforce Claims Without Possession of
Notes      124

Section 13.5    Collective Proceedings     ~~124~~125

Section 13.6    Insolvency Proceedings     125

Section 13.7    Delay or Omission Not Waiver     126

Section 13.8    Waiver of Stay or Extension Laws     126

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Section 13.9    Limitation on Duty of Collateral Agent in Respect of
Collateral      126

Section 13.10    Power of Attorney     127

ARTICLE XIV    THE FACILITY AGENT     127

Section 14.1    Appointment     127

Section 14.2    Delegation of Duties     128

Section 14.3    Exculpatory Provisions     128

Section 14.4    Reliance by Note Agents     128

Section 14.5    Notices     129

Section 14.6    Non-Reliance on Note Agents     129

Section 14.7    Indemnification     130

Section 14.8    Successor Note Agent     130

Section 14.9    Note Agents in their Individual Capacity     131

ARTICLE XV    ASSIGNMENTS      131

Section 15.1    Restrictions on Assignments by the Borrower and the
Servicer      131

Section 15.2    Documentation     131

Section 15.3    Rights of Assignee     131

Section 15.4    Assignment by Lenders     131

Section 15.5    Registration; Registration of Transfer and Exchange     132

Section 15.6    Mutilated, Destroyed, Lost and Stolen Notes     133

Section 15.7    Persons Deemed Owners     133

Section 15.8    Cancellation     ~~133~~134

Section 15.9    Participations; Pledge     134

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ARTICLE XVI    INDEMNIFICATION     135

Section 16.1    Borrower Indemnity     135

Section 16.2    Servicer Indemnity     ~~135~~136

Section 16.3    Contribution     136

Section 16.4    Risk Retention Indemnity     136

ARTICLE XVII    MISCELLANEOUS     137

Section 17.1    No Waiver; Remedies     137

Section 17.2    Amendments, Waivers     137

Section 17.3    Notices, Etc     138

Section 17.4    Costs and Expenses     138

Section 17.5    Binding Effect; Survival     139

Section 17.6    Captions and Cross References     139

Section 17.7    Severability     139

Section 17.8    GOVERNING LAW     140

Section 17.9    Counterparts     140

Section 17.10    WAIVER OF JURY TRIAL     140

Section 17.11    No Proceedings     140

Section 17.12    Limited Recourse     141

Section 17.13    ENTIRE AGREEMENT     142

Section 17.14    Confidentiality     142

Section 17.15    Non-Confidentiality of Tax Treatment     143

Section 17.16    Replacement of Lenders     144

Section 17.17    Consent to Jurisdiction     145

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“Applicable Margin Step-Up Date” means, if the Pricing Date has not occurred on or prior to such date, ~~the date that is the three (3) month anniversary of the Second Amendment Effective Date.~~December 31, 2019.

“Appraised Value” means, with respect to any Asset Based Loan, the most recently calculated appraised value of the pro rata portion of the underlying collateral securing such Collateral Obligation as determined by an Approved Valuation Firm.

“Approval Notice” means, with respect to any Collateral Obligation, a copy of a notice executed by the Facility Agent in the form of Exhibit E, evidencing, among other things, the approval of the Facility Agent, in its sole discretion, of such Collateral Obligation and the applicable Discount Factor, the loan type and lien priority (including the division of any unitranche Loan), the Original Leverage Multiple (including, for Advance Rate purposes, the attaching Leverage Multiple of any FILO Loan), the Original Effective LTV (if such Collateral Obligation is an Asset Based Loan) and each other item listed in Section 6.2(h).

“Approved Custodian” means Bank of New York Mellon Trust Company, National Association, State Street, Wells Fargo Bank, National Association or any other custodian mutually agreed to by the Facility Agent and the Servicer.

“Approved Valuation Firm” means, with respect to any Collateral Obligation, each of (a) Murray Devine, (b) Houlihan Lokey, (c) Lincoln International LLC, (d) Duff & Phelps and (e) any other nationally recognized valuation firm approved by the Borrower and the Facility Agent.

“Asset Approval Request” means a notice in the form of Exhibit C-3 which requests an Approval Notice with respect to one or more Collateral Obligations and shall include (among other things):

(a)    the proposed date of each related acquisition;

(b) the Agency Rating for each such Collateral Obligation from each Rating Agency and, if such Agency Rating is determined pursuant to clause (b), as applicable, of the definition thereof, the date of the applicable credit estimate and the applicable Rating Agency;

(c) the Original Leverage Multiple and Original Effective LTV (if such Collateral Obligation is an Asset Based Loan) for each such Collateral Obligation, measured as of the date of such notice;

(d)    a related Schedule of Collateral Obligations;

(e)    any related Permitted Working Capital Liens; and

(f) all Obligor Information (unless (x) such information is included in the Servicer’s internal credit memo or (y) the Servicer has notified the Facility Agent that such information is not available and the Facility Agent determines, in its sole discretion, that such information is not required to obtain favorable capital treatment in connection with the related Collateral Obligation).

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“ERISA Event” means (a) the occurrence with respect to a Plan of a reportable event, within the meaning of Section 4043 of ERISA, unless the thirty (30)-day notice requirement with respect thereto has been waived by the PBGC; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such a Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions set forth in Section 430(k) of the Code or Section 303(k)(1)(A) and (B) of ERISA to the creation of a lien upon property or assets or rights to property or assets of the Borrower or any ERISA Affiliate for failure to make a required payment to a Plan are satisfied; (g) the termination of a Plan by the PBGC pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan; (h) any failure by any Plan to satisfy the minimum funding standards of Sections 412 or 430 of the Code or Section 302 of ERISA, whether or not waived; (i) the determination that any Plan is or is expected to be in “at-risk” status, within the meaning of Section 430 of the Code or Section 303 of ERISA, (j) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of liability with respect to the withdrawal or partial withdrawal from a Multiemployer Plan or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or terminated (within the meaning of Section
4041A or Section 4042 of ERISA); (k) the failure of the Borrower or any ERISA Affiliate to pay when due (after expiration of any applicable grace period) any installment payment with respect to withdrawal liability under Section 4201 of ERISA; (l) the Borrower or any ERISA Affiliate incurs any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); or (m) the Borrower or any ERISA Affiliate commits any act (or omission) which could give rise to the imposition of fines, penalties, taxes, or related charges under ERISA or the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Securitization Regulation” means Regulation (EU) 2017/~~2402 relating to a European~~
~~framework for simple, transparent and standard securitisation.~~2402.

“EU Securitization Rules” means the EU Securitization Regulation, together with any relevant regulatory and/or implementing technical standards adopted by the European Commission in relation thereto, any relevant regulatory and/or implementing technical standards applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitization Regulation, and, in each case, any relevant guidance published by the European Banking Authority, the European Securities and Markets Authority (or, in either case, any predecessor or successor authority) or by the European Commission.

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(p) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are in a Permitted Gaming Industry (other than in respect of hotels and resorts) over 7.5% of the Excess Concentration Measure; and

(1) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are in the defense industry (other than a Prohibited Defense Asset) over 7.5% of the Excess Concentration Measure.

“Excess Concentration Measure” means the sum of (i) the Principal Balances for all Eligible Collateral Obligations plus (ii) all amounts on deposit in the Principal Collection Account plus (iii) all amounts on deposit in the Unfunded Exposure Account.

“Excess Funds” means, as of any date of determination and with respect to any Conduit Lender, funds of such Conduit Lender not required, after giving effect to all amounts on deposit in its commercial paper account, to pay or provide for the payment of (i) all of its matured and maturing commercial paper notes on such date of such determination and (ii) the principal of and interest on all of its loans outstanding on such date of such determination.

“Excluded Amounts” means (i) any amount deposited into the Collection Account with respect to any Collateral Obligation, which amount is attributable to the reimbursement of payment by or on behalf of the Borrower of any Tax, fee or other charge imposed by any Official Body on such Collateral Obligation or on any Related Security, (ii) any interest or fees (including origination, agency, structuring, management or other up-front fees) that are for the account of the applicable Person from whom the Borrower purchased such Collateral Obligation, (iii) any reimbursement of insurance premiums, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Collateral Obligations which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under Underlying Instruments, (v) to the extent paid using amounts other than Collections and proceeds of Advances, any amount paid in respect of reimbursement for expenses owed in respect of any Collateral Obligation pursuant to the related Underlying Instrument or (vi) any amount deposited into the Collection Account in error (including any amounts relating to any portion of an asset sold by the Borrower and occurring after the date of such sale).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Obligations pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Obligations (other than pursuant to Section 17.16(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office,

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Capital Lien), in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to (x) Liens permitted under the applicable Underlying Instruments that are reasonable or customary for similar loans, (y) Permitted Working Capital Liens and (z) Liens accorded priority by law in favor of any Official Body), and (iii) the Servicer determines in good faith that the value of the collateral or the enterprise value securing the Loan on or about the time of acquisition equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral; provided, that the portion of any FILO Loan with a Leverage Multiple that attaches in excess of 2.5x shall be deemed to be a Second Lien Loan for all purposes hereunder. For the avoidance of doubt, a Collateral Obligation will not be a FILO Loan if the Facility Agent designates such Collateral Obligation as a First Lien Loan pursuant to the proviso at the end of the definition of such term.

“Financial Sponsor” means any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) or managing or advising another Person that acquires, holds or sells investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

“First Lien Loan” means any Loan (including any portion of a unitranche Loan as set forth in the related Approval Notice) that (i) is not (and is not permitted by its terms become) subordinate in right of payment to any obligation of the related Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of specified collateral, which security interest is validly perfected and first priority under Applicable Law (subject to (x) liens permitted under the applicable Underlying Instruments, (y) Permitted Working Capital Liens and (z) liens accorded priority by law in favor of any Official Body), and (iii) the Servicer determines in good faith that the value of the collateral or the enterprise value securing the Loan on or about the time of origination or acquisition equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral; provided that, any Loan which does not otherwise satisfy this definition shall be treated as a First Lien Loan if (a) such Loan (1) is an Asset Based Loan for which the primary collateral source is not intellectual property, (2) satisfies the definition of FILO Loan or Second Lien Loan and (3) is only subordinated to obligations of the related Obligor that have an Effective LTV that is, at all times such Loan qualifies under this clause, less than 25%, (b) such Loan (1) is an Enterprise Value Loan, (2) satisfies the definition of FILO Loan or Second Lien Loan, (3) is only subordinated to obligations of the related Obligor that do not (collectively) exceed an amount equal to the product of (i) 25% multiplied by (ii) the aggregate principal amount of such obligations (including any obligations secured by a Permitted Working Capital Lien) and (4) is only subordinated to obligations of the related Obligor that do not represent more than 1.0x of leverage of such Obligor, as reasonably determined by the Facility Agent or (c) the Facility Agent deems such Loan to be a First Lien Loan in the related Approval Notice following the request of the Borrower (or the Servicer on its behalf) in the related Asset Approval Request.

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“Revolving Period” means the period of time starting on the Effective Date and ending on the earliest to occur of (i) ~~November 15, 2019~~March 31, 2020 or, if such date is extended pursuant to Section 2.6, the date mutually agreed upon by the Borrower and each Agent, (ii) the date on which the Facility Amount is terminated in full pursuant to Section 2.5 or (iii) the occurrence of an Event of Default.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial
Services LLC business, and any successor or successors thereto.

“S&P Industry Classification” means the industry classifications set forth in Schedule 2A hereto, as such industry classifications shall be updated at the option of the Facility Agent in its sole discretion if S&P publishes revised industry classifications.

“Sale Agreement” means the Sale and Contribution Agreement, dated as of the date hereof, by and between the Equityholder, as seller, and the Borrower, as purchaser.
“Sanctions” has the meaning set forth in Section 9.29(a). “Sanctioned Countries” has the meaning set forth in Section 9.29(a). “Schedule of Collateral Obligations” means the list or lists of Collateral Obligations attached to each Asset Approval Request and each Reinvestment Request. Each such schedule shall identify the assets that will become Collateral Obligations, shall set forth such information with respect to each such Collateral Obligation as the Borrower or the Facility Agent may reasonably require and shall supplement any such schedules attached to previously-delivered Asset Approval Requests and Reinvestment Requests.

“Scheduled Collateral Obligation Payment” means each periodic installment payable by an Obligor under a Collateral Obligation for principal, interest and/or unutilized/commitment fees (as applicable) in accordance with the terms of the related Underlying Instrument.

~~“Second Amendment Effective Date” means June 27, 2019.~~

“Second Lien Loan” means any Loan (including any portion of a unitranche Loan as set forth in the related Approval Notice) that (i) is not (and that by its terms is not permitted to become) subordinate in right of payment to any other obligation of the related Obligor other than a First Lien Loan with respect to the liquidation of such Obligor or the collateral for such Loan and (ii) is secured by a valid second priority perfected Lien to or on specified collateral securing the related Obligor’s obligations under the Loan, which Lien is not subordinate to the Lien securing any other debt for borrowed money other than a First Lien Loan on such specified collateral and any Permitted Liens. For the avoidance of doubt, a Collateral Obligation will not be a Second Lien Loan (i) solely because such Collateral Obligation is subordinated to a Permitted Working Capital Lien or (ii) if the Facility Agent designates such Collateral Obligation as a First Lien Loan pursuant to the proviso at the end of the definition of such term.

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Underlying Instruments and (iii) the Servicing Standard. The Borrower hereby appoints the Servicer, from time to time designated pursuant to Section 7.1, as agent for itself and in its name to enforce and administer its rights and interests in the Collections and the related Collateral Obligations.

(b) The Servicer shall administer the Collections in accordance with the procedures described herein. The Servicer shall deposit all Collections received directly by it into the Collection Account within one (1) Business Day of receipt thereof. The Servicer shall identify all Collections as either Principal Collections or Interest Collections, as applicable. The Servicer shall make such deposits or payments by electronic funds transfer through the Automated Clearing House system, or by wire transfer.

(c) The Servicer shall maintain for the Borrower and the Secured Parties in accordance with their respective interests all Records that evidence or relate to the Collections not previously delivered to the Collateral Agent and shall, as soon as reasonably practicable upon demand of the Facility Agent, make available, or, upon the Facility Agent’s demand following the occurrence and during the continuation of a Servicer Default, deliver to the Facility Agent and the Collateral Agent (with a copy to each Agent) copies of all Records in its possession which evidence or relate to the Collections.

(d) The Servicer shall, as soon as practicable following receipt thereof, turn over to the applicable Person any cash collections or other cash proceeds received with respect to each Collateral Obligation that does not constitute a Collateral Obligation or was paid in connection with a Retained Interest.

(e) On each Measurement Date, the Servicer (on behalf of the Borrower) shall re-determine the status of each Collateral Obligation as of such calculation date and to provide notice of any change in the status of any Eligible Collateral Obligation to the Collateral Agent and, as a consequence thereof, Collateral Obligations that were previously Eligible Collateral Obligations on a prior Measurement Date may be excluded from the Aggregate Eligible Collateral Obligation Amount on such Measurement Date and, to the extent a new Approval Notice is provided by the Facility Agent, Collateral Obligations that were previously excluded from the Aggregate Eligible Collateral Obligation Amount may be included on such Measurement Date.

(f) The Servicer, with prior written notice to the Facility Agent (with a copy to the Collateral Agent) may execute any of its duties under this Agreement and the other Transaction Documents by or through its subsidiaries, affiliates, agents or attorneys in fact; provided that, it shall remain liable for all such duties as if it performed such duties itself.
Section 7.4 Representations and Warranties of the Servicer. The Servicer represents, warrants and covenants as of the Effective Date and each Funding Date as to itself:

(a) Organization and Good Standing.     It has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted;

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(e) Notwithstanding any of the foregoing in this Section 7.10, the Borrower shall have the right to sell any Collateral Obligation that meets the criteria in Section 10.27 at any time, without restriction.

Section 7.11 Repurchase or Substitution of Warranty Collateral Obligations. In
the event of a breach of Section 9.5, Section 9.13 or Section 9.26 or of a material breach of any other representation, warranty, undertaking or covenant set forth in Sections 7.14(k), 9.14,
9.15, 9.16, 9.17, 9.23, 9.25, 10.21, 10.23, 18.3 or 18.5(b) with respect to a Collateral Obligation that exists as of the Cut-Off Date (or the Related Security and other related collateral constituting part of the Collateral related to such Collateral Obligation) (each such Collateral Obligation, a “Warranty Collateral Obligation”), no later than 30 days after the earlier of (x) knowledge of such breach on the part of a Responsible Officer of the Equityholder or the Servicer and (y) receipt by the Equityholder or the Servicer of written notice thereof given by the Facility Agent (with a copy to the Collateral Agent and each Agent), the Borrower shall either (a) repay Advances outstanding in an amount equal to the aggregate Repurchase Amount of such Warranty Collateral Obligation(s) to which such breach relates on the terms and conditions set forth below or (b) substitute for such Warranty Collateral Obligation one or more Eligible Collateral Obligations with an aggregate Collateral Obligation Amount at least equal to the Repurchase Amount of the Warranty Collateral Obligation(s) being replaced; provided, that no such repayment or substitution shall be required to be made with respect to any Warranty Collateral Obligation (and such Collateral Obligation shall cease to be a Warranty Collateral Obligation) if, on or before the expiration of such 30 day period, the representations and warranties in Article IX with respect to such Warranty Collateral Obligation shall be made true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) with respect to such Warranty Collateral Obligation as if such Warranty Collateral Obligation had become part of the Collateral on such day or if (during the Revolving Period only) the Advances outstanding do not exceed the Borrowing Base. For the avoidance of doubt, any breach of a representation or warranty set forth in the first sentence of this Section 7.11 caused solely by a failure with respect to one or more Collateral Obligations shall not constitute an Event of Default if the Servicer otherwise complies with this Section
7.11 with respect to each such Collateral Obligation.

Section 7.12 Servicing of REO Assets. (a) If, in the reasonable business judgment of the Servicer, it becomes necessary to convert any Collateral Obligation that is secured by real property into an REO Asset, the Servicer shall first cause the Borrower to transfer and assign such Collateral Obligation (or the portion thereof owned by the Borrower) to a special purpose vehicle (the “REO Asset Owner”) using a contribution agreement reasonably acceptable to the Facility Agent. All equity interests of the REO Asset Owner acquired by the Borrower shall immediately become a part of the Collateral and be subject to the grant of a security interest under Section 12.1 and shall be promptly delivered to the Collateral Agent, each undated and duly indorsed in blank. The REO Asset Owner shall be formed and operated pursuant to organizational documents reasonably acceptable to the Facility Agent. After execution thereof, the Servicer shall prevent the REO Asset Owner from agreeing to any amendment or other modification of the REO Asset Owner’s organizational documents which would be materially

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where the lack or failure thereof would not reasonably be expected to have a Material Adverse
Effect.
(vi) This Agreement constitutes the legal, valid, and binding obligation of the Equityholder and is enforceable against the Equityholder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership, and other laws of general applicability relating to or affecting, creditors’ rights and, subject as to enforceability, to equitable principles of general application.

Section 10.25 Moody’s RiskCalc. With respect to any Collateral Obligation, at any time that the Agency Rating hereunder is determined by the use of Moody’s RiskCalc: (1) the Borrower (or the Servicer on behalf of the Borrower) shall request a credit estimate, shadow rating or similar rating within 10 Business Days of the applicable Cut-Off Date and (2) the Borrower (or the Servicer on behalf of the Borrower) shall refresh such Moody’s RiskCalc promptly upon the occurrence of a Revaluation Event with respect to such Collateral Obligation.

Section 10.26 Repurchase of Preference Shares. The Borrower shall not repurchase or agree to repurchase any Preference Share or redeem or agree to redeem any Preference Share except in accordance with the Preference Share Purchase Agreement.

Section 10.27 Ineligible Collateral. At the direction of the Facility Agent (in its sole discretion), the Borrower shall, in a commercially reasonable manner, divest any asset that does not satisfy the definition of “Eligible Collateral Obligation” or “Permitted Investment”. The Facility Agent agrees to cooperate in good faith with any waivers necessary to permit such divestiture.

ARTICLE XI

THE COLLATERAL AGENT

Section 11.1 Appointment of Collateral Agent. Wells Fargo Bank, National Association is hereby appointed as Collateral Agent pursuant to the terms hereof. The Secured Parties hereby appoint the Collateral Agent to act exclusively as the agent for purposes of perfection of a security interest in the Collateral and Collateral Agent of the Secured Parties to act as specified herein and in the other Transaction Documents to which the Collateral Agent is a party. The Collateral Agent hereby accepts such agency appointment to act as Collateral Agent pursuant to the terms of this Agreement, until its resignation or removal as Collateral Agent or Collateral Custodian pursuant to the terms hereof.

Section 11.2 Monthly Reports. The Collateral Agent shall prepare the Monthly Report in accordance with Section 8.5 and distribute funds in accordance with such Monthly Report in accordance with Section 8.3.

Section 11.3 Collateral Administration. The Collateral Agent shall maintain a database of certain characteristics of the Collateral on an ongoing basis, and provide to the Borrower, the Servicer, each Agent and the Facility Agent certain reports, schedules and calculations, all as

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